UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2015

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On March 12, 2015, MGP Ingredients, Inc. (the "Company") announced that the Board of Directors of the Company authorized the purchase of up to $3,500,000 market value of the Company's common stock. Pursuant to the authorization, the Company is permitted to purchase its shares from time to time on the open market or in privately negotiated transactions.
Any repurchased shares will be held in treasury and may be used by the Company for general corporate purposes including stock-based employee benefit plans. The timing and the amount of any repurchases of common stock will be determined by the Company's management based on its evaluation of market conditions and other factors. The repurchase program may be suspended or discontinued at any time and will expire March 1, 2016.
Attached as Exhibit 99.1, and incorporated into this Item 8.01 by reference, is a press release announcing the adoption of the share repurchase program.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated March 12, 2015.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MGP INGREDIENTS, INC.

Date: March 12, 2015    By:    /s/ Don Tracy
Don Tracy, Chief Financial Officer